UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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(X)Definitive Proxy Statement

(   )Definitive Additional Materials

(   )Soliciting Material Pursuant to Section 240.14a-11(c) or

Section 240.14a-12

ALJ Regional Holdings, Inc.

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ALJ Regional Holdings, Inc.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON August 11, 2017

June 27, 2017

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of ALJ Regional Holdings, Inc. (the “Company”, “we” or “our”), which will be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 on August 11, 2017 at 10:00 a.m. Eastern Time.

We discuss the matters to be acted upon at the meeting in more detail in the attached notice of annual meeting and proxy statement (the “Proxy Statement”). There are two specific items for which you are being asked to vote:

1.

To elect Hal G. Byer, Rae G. Ravich and Margarita Paláu-Hernández, each as a Class II director, to hold office until the Company’s 2020 Annual Meeting of Stockholders or until their respective successors are elected and duly qualified, or until their respective earlier resignation or removal.

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

Our Board of Directors recommends that you vote:

1.	“FOR” the three (3) individuals nominated for election to the Board of Directors.
2.	“FOR” ratification of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a paper copy of the attached Proxy Statement and our annual report for the year ended September 30, 2016 on Form 10-K (the ”Annual Report”).  We encourage you to read our Annual Report filed with the SEC on December 23, 2016, which may be found on the SEC’s EDGAR database at www.sec.gov.  It includes our audited financial statements and information about our operations, markets and products.

You can vote by following the instructions included in the Proxy Statement or by following the instructions detailed in the Notice of Internet Availability, as applicable.  Please read these instructions carefully.

We hope that you can attend the Annual Meeting.  You may be requested to present photo identification to gain admission to the Annual Meeting.  Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting by one of the methods provided.  Any record stockholder attending the Annual Meeting may vote in person, even if that stockholder has returned a proxy or voted by telephone or the Internet.  Your vote is important, whether you own a few shares or many.

Thank you for your continued support of ALJ Regional Holdings, Inc.

Very truly yours,

/s/ Jess Ravich

Jess Ravich

Executive Chairman

This document is dated June 27, 2017 and is being first mailed to stockholders of ALJ Regional Holdings, Inc. on or about June 27, 2017.

244 Madison Avenue, PMB #358

New York, NY 10016

Telephone: (212) 883-0083

www.aljregionalholdings.com

ALJ Regional Holdings, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON August 11, 2017

TO THE STOCKHOLDERS OF ALJ REGIONAL HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALJ Regional Holdings, Inc., a Delaware corporation (the “Company”, “we” or “our”), will be held on August 11, 2017 at 10:00 a.m. Eastern Time (the “Annual Meeting”) at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 for the following purposes:

1.To elect Hal G. Byer, Rae G. Ravich and Margarita Paláu-Hernández, each as a Class II director, to hold office until the Company’s 2020 Annual Meeting of Stockholders or until their respective successors are elected and duly qualified, or until their respective earlier resignation or removal.

2.To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

3.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice (the “Proxy Statement”).

The Board of Directors of the Company has fixed the close of business on June 16, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022.

The Company is mailing to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a paper copy of the Proxy Statement and the Company’s annual report for the year ended September 30, 2016 on Form 10-K (the “Annual Report”), which includes the Company’s audited financial statements and information on the Company’s operations, markets and business. The Notice of Internet Availability contains instructions on how to access these documents over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of the proxy materials, including the Proxy Statement, the Annual Report and a form of proxy card or voting instruction card, as applicable. All stockholders who have previously requested to receive a paper copy of the proxy materials by mail will receive a paper copy of the proxy materials rather than the Notice of Internet Availability.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please vote as promptly as possible by following the instructions included in the Proxy Statement or the Notice of Internet Availability in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the Annual Meeting and vote your shares in person.

Los Angeles, CA

June 27, 2017

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 11, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of ALJ Regional Holdings, Inc., a Delaware corporation (the “Company”), is soliciting proxies for use at the Annual Meeting of Stockholders to be held on August 11, 2017 at 10:00 a.m. Eastern Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement (the “Proxy Statement”) and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022.

In accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials by providing access to such documents on the Internet.  Accordingly, we intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about June 27, 2017 to all stockholders entitled to vote at the Annual Meeting. Stockholders that received the Notice of Internet Availability have the ability to access the proxy materials, including this Proxy Statement, our annual report for the year ended September 30, 2016 on Form 10-K (the “Annual Report”) and a form of proxy card or voting instruction card, as applicable, on a website referred to in the Notice of Internet Availability or to request that a printed set of the proxy materials be sent to them, by following the instructions in the Notice of Internet Availability.

The Notice of Internet Availability also provides instructions on how to inform us to send future proxy materials to you by mail.  Your election to receive proxy materials by mail will remain in effect until you terminate it.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on August 11, 2017

Our Annual Report and Proxy Statement are available at www.voteproxy.com, the SEC’s EDGAR database at www.sec.gov and www.aljregionalholdings.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	To vote on the following proposals:

•Proposal 1: To elect Hal G. Byer, Rae G. Ravich and Margarita Paláu-Hernández, each as a Class II director, to hold office until the Company’s 2020 Annual Meeting of Stockholders or until their respective successors are elected and duly qualified, or until their respective earlier resignation or removal.

•Proposal 2: To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	What are the Board’s recommendations?

A:	The Board recommends a vote:

•“FOR” the three (3) individuals nominated for election to the Board.

•“FOR” ratification of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

Q:	Why did I receive a Notice of Internet Availability instead of a full set of the proxy materials?

A:

We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials over the Internet.  Accordingly, we sent to our stockholders the Notice of Internet Availability regarding Internet availability of the proxy materials for this year’s Annual Meeting.  Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Notice of Internet Availability.  In addition, stockholders may request to receive proxy materials in printed form by mail on an ongoing basis by submitting a request to our Corporate Secretary at (212) 883-0083, by email at rob.christ@aljregionalholdings.com, or by writing to: ALJ Regional Holdings, Inc., 244 Madison Avenue, PMB #358, New York, NY 10016, Attn.: Corporate Secretary.  A stockholder’s election to receive proxy materials by mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability?

A:	No. The Notice of Internet Availability does, however, provide instructions on how to vote your shares.

Q:	Who is entitled to vote at the meeting?

A:

Stockholders Entitled to Vote.  Stockholders who our records show owned shares of the Company as of the close of business on June 16, 2017 (the “Record Date”) may vote at the Annual Meeting.  On the Record Date, we had a total of 36,041,308 shares of common stock issued and outstanding, which were held of record by 139 stockholders.  The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.  Each share of the Company’s common stock is entitled to one vote.

Q:	What is the difference between record stockholders and street name stockholders?

Record Stockholders.  If, as of the Record Date, your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability is being sent to you by us.  As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote by telephone or the Internet as instructed in the Notice of Internet Availability or in person at the Annual Meeting.

Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in street name.  The Notice of Internet Availability is being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the record holder.  As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the Annual Meeting.  However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.  Your broker or nominee will provide a voting instruction card for you to use.

Q:	Can I attend the meeting in person?

A:

You are invited to attend the Annual Meeting if you are a record stockholder or a street name stockholder as of June 16, 2017.  You may be requested to present photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting.

Q:	How can I vote my shares?

A:	Record Stockholders: Record stockholders may vote in person at the Annual Meeting or by one of the following methods:

•By Mail.  If you received printed proxy materials, you may submit your vote by marking, dating, signing and mailing the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein.

•By Telephone or over the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Telephone and Internet voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on August 10, 2017.

•In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Street Name Stockholders:  If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Based on the instructions provided by the broker, bank or other holder of record of their shares, street name stockholders may generally vote by one of the following methods:
•By Mail. You may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope.

•By Methods Listed on the Voting Instruction Card.  Please refer to your voting instruction card or other information forwarded by your bank, broker or other holder of record to determine whether you may vote by the Internet, telephone, mail or fax, and follow the instructions on the voting instruction card or other information provided by the record holder.

•In Person with a Legal Proxy from the Record Holder.  A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm.  Please consult the voting instruction card sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	If I sign a proxy, how will it be voted?

A:

When proxies are properly delivered, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  However, if no specific instructions are given, the shares will be voted in accordance with the above recommendations of our Board.  If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.  If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:	What should I do if I get more than one set of voting materials?

A:

Stockholders may receive more than one set of voting materials, including multiple Notices of Internet Availability or voting instruction cards.  For example, stockholders who hold shares in more than one brokerage account may receive a separate voting instruction card for each brokerage account in which shares are held.  Stockholders of record whose shares are registered in more than one name will receive more than one Notice of Internet Availability.  You should vote in accordance with the instructions in each Notice of Internet Availability and voting instruction card you receive relating to our Annual Meeting to ensure that all of your shares are voted.

Q:	Can I change my vote?

A:

Record Stockholders:  You may change your vote at any time prior to the vote at the Annual Meeting.  Your vote may be revoked by filing with the Company’s counsel, Shearman & Sterling LLP, located at 1460 El Camino Real, 2nd Floor, Menlo Park, CA 94025, Attention: Christopher M. Forrester, a written notice of revocation, or it may be revoked by a later-dated vote, by mail, by Internet or by telephone, or by attending the meeting and voting in person. Only a stockholder’s latest proxy received by 11:59 p.m. Eastern Time on August 10, 2017 will be counted. Attendance at the meeting will not, by itself, revoke a proxy.

Street Name Stockholders:  If you hold your shares through a broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee as to how you may change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:

You may attend the meeting and vote in person even if you have already voted or submitted a proxy.  Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.  If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

Q:	What is the voting requirement to approve each of the proposals?

A:

•Proposal No. 1:  Directors are elected by a plurality vote.  The three (3) nominees for director who receive the most votes cast in their favor will be elected to serve as directors.

•Proposal No. 2:  Must be approved by the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.

Q:	What are “broker non-votes?”
A:

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in street name but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on certain routine matters, but not on non-routine matters. Brokers do not have discretion to vote shares held in street name in director elections without specific instructions from the beneficial owner. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf for such matter. Your broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

Q:	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting and will be counted for purposes of determining whether proposals requiring approval by the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.  Thus, an abstention or broker non-vote will be counted as a vote “AGAINST” Proposal 2. Any shares not voted due to abstention or broker non-vote will not affect the election of directors.

Q:	What constitutes a quorum?

A:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company’s outstanding shares entitled to vote are represented at the Annual Meeting, either in person or by proxy.

Q:	How are votes counted?

A:

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting by the Company, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Q:	Who is making this solicitation?

A:	This proxy is being solicited on behalf of the Board of ALJ Regional Holdings, Inc.

Q:	Who pays for the proxy solicitation process?

A:

We will pay the cost of preparing, assembling, printing, mailing, distributing and making available these proxy materials and soliciting votes.  We do not plan to retain a proxy solicitor to assist with the solicitation.  We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding or making available proxy materials to beneficial owners.  In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, by phone or by other electronic means.  None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:

You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the SEC and our bylaws.  In order for a stockholder proposal to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2018 Annual Meeting of Stockholders under Rule 14a-8 adopted under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than 5:00 p.m.

(Eastern Time) on the 90th day, and not earlier than on the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. If the date of our 2018 Annual Meeting of Stockholders is more than 30 days from August 11, 2018, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Any stockholder proposals (other than those proposals seeking to nominate directors) that are intended to be presented at our 2018 Annual Meeting of Stockholders but are not included in our proxy materials must comply with the advance notice provision in Section 2.2 of our bylaws. If we call the 2018 Annual Meeting of Stockholders for a date between July 12, 2018 and September 10, 2018, we must receive notice of the proposals on or after February 27, 2018 and on or before March 29, 2018. If we call the 2018 Annual Meeting of Stockholders for any other date, then notice by the stockholder must be received by the Corporate Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made.

Any stockholder director nominations for election at our 2018 Annual Meeting of Stockholders must comply with the advance notice provision in Section 3.1 of our bylaws. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received by our Corporate Secretary not earlier than fifty (50) days nor more than eighty (80) days in advance of the scheduled date of the 2018 Annual Meeting of Stockholders, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that, if fewer than sixty (60) days’ notice or prior public disclosure of the date of the 2018 Annual Meeting of Stockholders is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the earlier of (a) the day on which such notice of the date of the 2018 Annual Meeting of Stockholders was mailed or (b) the day on which such public disclosure was made.

Our bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice, including (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series and number of shares of the Company that are owned beneficially and of record by the stockholder and such beneficial owner, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal. A copy of the relevant bylaw provision is available upon written request to us at Corporate Secretary at 244 Madison Avenue, PMB #358, New York, NY 10016.  You can also access our SEC filings, including our Annual Report, on the SEC’s website at www.sec.gov and our website at www.aljregionalholdings.com. The information on our website is not a part of this Proxy Statement.

Q:	How do I obtain a separate set of proxy materials or request a single set for my household?

A:

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if you share an address with another stockholder, have the same last name, and do not participate in electronic delivery of proxy materials, you will receive only one set of proxy materials (including our Annual Report and Proxy Statement).  If you wish to receive a separate set of proxy materials at this time, please request the additional copy by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449.

You may also request to receive a separate Annual Report and a separate Proxy Statement by contacting our Corporate Secretary at (212) 883-0083, or by writing to Corporate Secretary at 244 Madison Avenue, PMB #358, New York, NY 10016.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:	You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 if you have lost your stock certificate or need to change your mailing address.

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, please vote as promptly as possible by following the instructions included in this Proxy Statement or the Notice of Internet Availability. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The number of directors constituting the entire Board is currently fixed at nine (9). The members of the Board are divided into three (3) classes, with one class of directors elected at each annual meeting of stockholders. Each director shall hold office for a three-year term or until his or her successor is elected and duly qualified, or until his or her earlier resignation or removal.

At the Annual Meeting, three (3) Class II directors will be elected by the stockholders to serve until the 2020 Annual Meeting of Stockholders or until their respective successors are elected and duly qualified, or until their respective earlier resignation or removal. Hal G. Byer, Rae G. Ravich and Margarita Paláu-Hernández have been nominated by the Board for election as the Class II directors. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that the nominees will be unable or unwilling to serve as a nominee or as a director if elected. Proxies received will be voted “FOR” the election of the nominees unless otherwise directed.

Directors are elected by a plurality vote. The three (3) Class II director nominees who receive the most votes cast in their favor will be elected to serve as the Class II directors. If no contrary indication is made, proxies in the accompanying form are to be voted for the election of Hal G. Byer, Rae G. Ravich and Margarita Paláu-Hernández as the Board’s nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board to fill such vacancy.

Information Regarding Directors

Biographical information concerning each of the directors whose term as director will continue after the Annual Meeting and the Class II director nominees as of the date of this Proxy Statement is set forth below.

Name	Age	Position	Year in Which Term Will Expire
Robert Scott Fritz	60	Class I Director	2019
Marc Reisch	61	Class I Director	2019
John Scheel	62	Class I Director and Vice Chairman of the Board	2019
Michael C. Borofsky	45	Class III Director	2018
Jess M. Ravich	59	Executive Chairman, Chairman of the Board and Class III Director	2018
Anna Van Buren	59	Class III Director	2018
Hal G. Byer	59	Class II Director and Nominee	2020*
Rae G. Ravich	26	Class II Director and Nominee	2020*
Margarita Paláu-Hernández	60	Class II Director and Nominee	2020*

*Term expiration assuming reelection

Jess M. Ravich. Mr. Ravich has served as a director of the Company since June 26, 2006 and the Chairman of the Board since August 31, 2006 and has served as the Executive Chairman and senior executive officer of the Company since February 20, 2013. Mr. Ravich joined The TCW Group as Group Managing Director in December 2012. Prior to that, Mr. Ravich was Managing Director at Houlihan Lokey since December 2009. Prior to that, Mr. Ravich was Chairman and Chief Executive Officer of Libra Securities, LLC (“Libra Securities”), a Los Angeles-based investment banking firm that focused on capital raising and financial advisory services for middle market corporate clients and the sales and trading of debt and equity securities for institutional investors. Prior to founding Libra Securities in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich has served on the board of directors of Cherokee Inc. (Nasdaq GS: CHKE) since May 1995 and as Chairman of the board of directors of Cherokee Inc. since January 2011. Mr. Ravich has also served on the board of directors of A-Mark International since 2014 and Unwired Planet since November 2015. In addition to his professional responsibilities, Mr. Ravich has also served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls. Mr. Ravich has

both a B.S and M.S. from the Wharton School and a J.D. from Harvard University. Among other qualifications, Mr. Ravich brings to the Board executive leadership experience, experience serving on the board of a public company, extensive financial expertise and a financial services industry background.

Hal G. Byer. Mr. Byer has served as a director of the Company since January 30, 2003. Mr. Byer joined Houlihan Lokey as a Senior Vice President in their Financial Sponsors Coverage Group in December 2009. From May 2001 to November 2009, Mr. Byer was a Senior Vice President of Libra Securities, a broker-dealer registered with the SEC and an NASD member. From 1995 to 2003, Mr. Byer was Chief Executive Officer of Byer Distributing Co., a snack food distribution company. From 2000 to 2003, Mr. Byer was also the Chief Operating Officer of eGreatcause.com, an internet start-up involved in fundraising for charitable and non-profit organizations that is no longer active. Mr. Byer brings to the board executive leadership experience, financial expertise and a background in corporate strategy and operations.

Robert Scott Fritz. Mr. Fritz has served as a director of the Company since January 30, 2003. Since May 1982, Mr. Fritz has served as the President of Robert Fritz and Sons Sales Company, a food broker and paper distributor that he owns in New Jersey. Mr. Fritz holds a B.S. in Business from Fairleigh Dickinson University. Mr. Fritz brings to the Board executive leadership experience, along with financial expertise and industry knowledge.

Rae G. Ravich. Ms. Ravich has served as a director of the Company since June 4, 2014. Ms. Ravich is currently the founder of a startup in the health and wellness space, which she started in July 2016. From July 2015 to July 2016, Ms. Ravich was an Associate in the direct lending group at TCW Financial Planning LLC, From July 2013 to July 2015, Ms. Ravich was a Financial Analyst at Houlihan Lokey. Ms. Ravich has dual B.S. degrees from the Wharton School and the Nursing School at the University of Pennsylvania. Ms. Ravich is the daughter of Jess Ravich, the Company’s Executive Chairman. Ms. Ravich brings to the Board her experience and background in the financial services industry.

John Scheel. Mr. Scheel has served as a director of the Company since September 13, 2006 and Vice Chairman of the Board since December 16, 2016. From August 31, 2006 to February 20, 2013, Mr. Scheel was the President and Chief Executive Officer of the Company. Mr. Scheel is a principal of and also currently serves as the Chief Operating Officer of Pinnacle Steel, and pursuant to a management agreement, he served as the plant manager for the Company’s former subsidiary Kentucky Electric Steel’s (“KES”) steel mini-mill in Ashland, Kentucky (the “Mill”) and managed the operations of KES on our behalf from January 2004 until its sale to Optima on February 5, 2013. Following such sale, Mr. Scheel not only has continued to manage the Mill for Optima as its general manager, but also managed the melt shop and caster for Warren Steel Holdings EAF in Warren, Ohio, which is also managed by Optima. Prior to joining Pinnacle, Mr. Scheel held various positions of increased responsibility at AK Steel, Nucor Corporation and Birmingham Steel Management. Mr. Scheel holds both B.S. and M.S. degrees in Metallurgical Engineering from Purdue University and a Master of Business Administration in Finance and International Business from Xavier University. Mr. Scheel’s executive management experience and expertise in the manufacturing industry provides valuable insight to our Board in evaluating potential acquisitions and operating our subsidiaries.

Anna Van Buren. Ms. Van Buren has served as a director of the Company since November 2013. Ms. Van Buren was appointed President and Chief Executive Officer of Faneuil, Inc. (“Faneuil”), in April 2009, after previously serving as President and Chief Operating Officer from 2007 to 2009, as Vice President and Managing Director of Faneuil’s Government Services Division from 2005 to 2007, and as its Vice President of Business Development from 2004 to 2005. Prior to her association with Faneuil, Ms. Van Buren founded Capital Initiatives, a consulting service for clients seeking visibility among federal lawmakers with the objective of encouraging legislative action, and operated numerous government services and marketing companies. Ms. Van Buren has served in leadership roles for many civic and business organizations including chairmanship of the United Way of the Virginia Peninsula, the Peninsula Chamber of Commerce and the NASA Aeronautics Support Team. She is the recipient of numerous awards including the Women in Business Achievement Award by Inside Business Magazine, the Presidential Citizenship Award from Hampton University and the NCCJ Humanitarian Award. Ms. Van Buren holds a degree from Hollins University and the University of Virginia Executive School. Ms. Van Buren brings to the Board extensive executive leadership experience and deep industry expertise.

Michael C. Borofsky. Mr. Borofsky has served as a director of the Company since September 27, 2013. Mr. Borofsky is Senior Vice President of MacAndrews & Forbes. Prior to joining MacAndrews & Forbes in 2003, Mr. Borofsky was with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he specialized in mergers & acquisitions, and before that he was an analyst at Goldman Sachs. Mr. Borofsky has a B.A. from Yale University and a J.D. from Columbia University School of Law. Mr. Borofsky brings to the Board a valuable perspective due to his dual background in business and law.

Marc Reisch. Mr. Reisch was appointed Chairman of Phoenix Color Corp. (“Phoenix”) in August 2015 and has served as a director of the Company since that time. Mr. Reisch has served as Chairman of the Board, Chief Executive Officer and President of Visant Corp. and Visant Holding Corp. (“Visant”) from October 2004 to November 2015. Prior to joining Visant, he served as Senior Advisor to Kohlberg Kravis Roberts & Co. and has over 35 years of experience in the printing and publishing industries. Mr. Reisch holds a Bachelor of Science Degree and a Master of Business Administration degree from Cornell University. Mr. Reisch brings to the Board extensive executive leadership experience and deep industry expertise.

Margarita Paláu-Hernández. Ms. Paláu-Hernández has served as a director of the Company since November 25, 2015. Ms. Paláu-Hernández is a Principal and Founding Partner of Hernández Ventures, a privately held entity engaged in the acquisition and management of a variety of business interests. She has served in this capacity since 1988. Prior to founding Hernández Ventures, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea, where she focused on domestic and international business and real estate transactions. In addition to her professional responsibilities, Ms. Paláu-Hernández is a member of the UCLA School of Law Board of Advisors, the Pacific Council on International Policy, the Commission on Building a Secure and Competitive U.S.-Mexico Border and the Smithsonian National Latino Board and serves as Co-Chair of the Yale School of Management Council of Global Advisors. Previously Ms. Paláu-Hernández served on the University of San Diego Board of Trustees. Ms. Paláu-Hernández has a B.A. from the University of San Diego and a J.D. from UCLA School of Law. Ms. Paláu-Hernández brings to the Board her experience as the founder of a business and her background in law.

Board Independence

The Board has determined that the below directors have met the requirements for independence under the applicable rules and regulations of the SEC and the NASDAQ Global Market (“NASDAQ”), as applicable:

-	Hal G. Byer
-	Michael Borofsky
-	Robert Scott Fritz
-	Margarita Paláu-Hernández
-	John Scheel

Board Leadership Structure

Our Board retains flexibility to select its Chairman of the Board and our Executive Chairman in the manner that it believes is in the best interests of our stockholders.  Accordingly, the Chairman of the Board and the Executive Chairman positions may be filled by one individual or two.  The Board currently believes that having Mr. Ravich serve as both Executive Chairman and Chairman of the Board is in the best interests of the stockholders given Mr. Ravich’s extensive knowledge of, years of service to and experience with, the Company.  The Board does not currently have a lead independent director.

Board Committees

The Board has a standing audit committee (the “Audit Committee”) and compensation, nominating and corporate governance committee (the “Compensation, Nominating and Corporate Governance Committee”). The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

The Board has determined that the composition and functioning of the Board and all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, and NASDAQ and SEC rules and regulations. The Audit Committee and the Compensation, Nominating and Corporate Governance Committee each operate under a written charter approved by the Board. Each committee will review and reassess the adequacy of its charter periodically. The charters of both committees are available in the Investor Relations section of the Company’s website, www.aljregionalholdings.com.

The following chart details the current membership of each committee:

Name of Director	Audit Committee	Compensation, Nominating and Corporate Governance Committee
Hal G. Byer		M
Michael Borofsky	M	C
Robert Scott Fritz	M
Margarita Paláu-Hernández		M
John Scheel	C
M = Member
C = Chair

Audit Committee

Our Audit Committee consists of Messrs. Scheel, Borofsky and Fritz, with Mr. Scheel chairing this committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Scheel is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. All the members of our Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ.

The Audit Committee’s responsibilities include, among other responsibilities:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; and

●	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “soliciting material” or to be incorporated by reference into any prior or future filings made by the Company.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended September 30, 2016.  In addition, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committee).  The Audit Committee also has received the written disclosures and the letter as required by the Public Company Accounting Oversight Board Rule 3526 “Communications with Audit Committees Concerning Independence” and the Audit Committee has discussed with the independent auditors the independence of that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and management, the Audit Committee recommended to the Board that the financial statements be included in the Company’s Annual Report.

Respectfully submitted by:

Members of the Audit Committee

John Scheel (Chair)

Michael Borofsky

Robert Scott Fritz

Compensation, Nominating and Corporate Governance Committee

Our Compensation, Nominating and Corporate Governance Committee consists of Messrs. Borofsky and Byer and Ms. Paláu-Hernández, with Mr. Borofsky chairing this committee. All members of this committee meet the requirements for independence under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended (the “Code”), including the rules applicable to members of a listed company’s compensation committee. The Compensation, Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ.

The committee’s responsibilities include:

●	reviewing and approving corporate goals and objectives relevant to compensation of our executive chairman;

●	evaluating the performance of our executive chairman in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

●	determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers;

●	overseeing and making recommendations to the Board with respect to our incentive-based compensation and equity plans; and

●	reviewing and making recommendations to the Board with respect to director compensation.

As well as:

●	developing and recommending to the Board the criteria for selecting board and committee membership;

●	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

●	identifying individuals qualified to become board members;

●	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees; and

●	overseeing the evaluation of the Board, its committees and management.

Board’s Role in Risk Oversight

Both the full Board and its committees oversee the various risks faced by the Company.  Management is responsible for the day-to-day management of the Company’s risks and provides periodic reports to the Board and its committees relating to those risks and risk-mitigation efforts.

Board oversight of risk is conducted primarily through the standing committees of the Board, the members of which are independent directors. The Audit Committee takes a lead role on overseeing financial risks and in interfacing with management on significant risks or exposures and assessing the steps management has taken to minimize such risks.  The Audit Committee also is charged with, among other tasks, oversight of management on the Company’s guidelines and policies with respect to risk monitoring, assessment and management.  Members of the Company’s management periodically report to the Audit Committee regarding risks overseen by the Audit Committee, including quarterly reports with respect to the Company’s internal controls over financial reporting.

Director Nominations

The Compensation, Nominating and Corporate Governance Committee evaluates and recommends to the Board director nominees for each election of directors.

In fulfilling its responsibilities, the Compensation, Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size of the Board;
•	the needs of the Company with respect to the particular talents and experience of its directors;
•

the knowledge, skills and experience of nominees, including experience in business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices;
•	applicable regulatory and securities exchange/association requirements; and
•	a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Compensation, Nominating and Corporate Governance Committee’s goal is to assemble a group of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Compensation, Nominating and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Compensation, Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

The Compensation, Nominating and Corporate Governance Committee identifies nominees by first evaluating the willingness of the current members of the Board to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Compensation, Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board will be polled for suggestions as to individuals meeting the criteria of the Board. Research may also be performed to identify qualified individuals. If the Compensation, Nominating and Corporate Governance Committee believes that it requires additional candidates for nomination, the Compensation, Nominating and Corporate Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Compensation, Nominating and Corporate Governance Committee will evaluate any recommendation for a director nominee proposed by a stockholder who gives timely written notice to the Corporate Secretary of the Company. In order to be timely, the notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received by the Company at 244 Madison Avenue, PMB #358, New York, NY 10016 not less than fifty (50) days or more than eighty (80) days prior to the scheduled date of the annual meeting, provided, however, that if fewer than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the earlier of (a) the day on which such notice of the date of the meeting was mailed or (b) the day on which such public disclosure was made. Additionally, the Company’s bylaws require that all stockholder notices for director nominations contain the following information:

•	As to each person whom the stockholder proposes to nominate for election or reelection as a director:
o	the name, age, business address and residence address of the person;
o	the principal occupation or employment of the person;
o	the class, series and number of shares of capital stock of the Company that are owned beneficially by the person on the date of such stockholder’s notice;
o	a statement as to the person’s citizenship; and
o

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, including, without limitation, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected.

•	As to the stockholder giving the notice:
o	the name and address, as such information appears on the Company’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s);
o

the class, series and number of shares of capital stock of the Company that are owned beneficially by the stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholder’s notice; and

o

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

•

A description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Board.

Board Meetings

During the fiscal year ended September 30, 2016, the Board met four times and took action by written consent on one occasion. During the fiscal year ended September 30, 2016, all directors attended at least 75% of the aggregate number of meetings of the Board. The Board encourages the directors to attend the annual meetings of stockholders.

Communications with Directors

If a stockholder wishes to communicate with the Board, they may send their communication in writing to: Corporate Secretary, ALJ Regional Holdings, Inc., 244 Madison Avenue, PMB #358, New York, NY 10016. Such stockholder must include their name and address in the written communication and indicate whether they are a stockholder of the Company. The Corporate Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or the Board based on the subject matter.

Director Compensation

In December 2015, the Board reviewed and considered our outside director compensation and approved a director compensation package comprised of (i) an annual retainer of $40,000 in cash, (ii) an annual grant of restricted stock units with a value of $40,000, (iii) an additional $12,500 for the chair or $5,000 for each other member of the Audit Committee, and (iv) an additional $10,000 for the chair or $4,000 for each other member of the Compensation, Nominating and Corporate Governance Committee.

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director of the Company for the year ended September 30, 2016.  Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
Hal G. Byer	$44,000	$40,000	-	-	-	-	$84,000
Robert Scott Fritz	$45,000	$40,000	-	-	-	-	$85,000
Rae G. Ravich	$40,000	$40,000	-	-	-	-	$80,000
John Scheel	$52,500	$40,000	-	-	-	-	$92,500
Michael Borofsky	$55,000	$40,000	-	-	-	-	$95,000
Margarita Paláu-Hernández	$44,000	$30,000	-	-	-	-	$74,000

(1)

This column represents the aggregate grant date fair value of restricted stock calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”).  Assumptions used in the calculation of this amount are included in Note 2, Summary of Significant Accounting Policies, of the Consolidated Financial Statements in “Part IV, Item 15. Exhibits, Financial Statement Schedules” included in our Annual Report.

(2)	The following table shows the number of shares subject to outstanding and unexercised stock and option awards held by each non-employee director as of September 30, 2016:

Name	Number of Shares Subject to Outstanding Option Awards	Number of Shares Subject to Outstanding Stock Awards
Hal G. Byer	134,000	18,672
Robert Scott Fritz	-	18,658
Rae G. Ravich	100,000	16,169
John Scheel	-	23,679

Michael Borofsky	-	16,169
Margarita Paláu-Hernández	-	6,494

Required Vote

The three (3) Class II director nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting in person or by proxy will be elected as the Class II directors. Each proxy cannot be voted for a greater number of persons than three.

the BOARD RECOMMENDS A VOTE
“FOR” the election of each nominee listed above.

PROPOSAL 2

RATIFICATION OF Appointment OF

Independent Registered Public Accounting Firm

The Audit Committee of the Board has determined to appoint Mayer Hoffman McCann P.C. (“MHM”) as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 30, 2017, subject to completion of a mutually agreeable engagement letter, and has further directed that such appointment be submitted for ratification by the stockholders at the Annual Meeting.  MHM was the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ended September 30, 2016. MHM leases substantially all its personnel, who work under the control of MHM shareholders, from wholly-owned subsidiaries of CBIZ, Inc., including CBIZ MHM, LLC, in an alternative practice structure.Representatives of MHM will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The decision to appoint MHM as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ended September 30, 2017 was approved by the Audit Committee. Stockholder ratification of the appointment of MHM as the independent registered public accounting firm for the Company and its subsidiaries is not required by the Company’s bylaws or otherwise. However, the Audit Committee is submitting the appointment of MHM to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment of MHM, the Audit Committee will reconsider whether or not to retain MHM or engage a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

PBMares, LLP (“PBMares”) was appointed at our 2015 Annual Meeting of Stockholders as the independent registered public accounting firm for the Company’s operating subsidiary Faneuil for fiscal 2015. McGladrey LLP (“McGladrey”) was appointed at our 2015 Annual Meeting of Stockholders as the independent registered public accounting firm for the Company’s operating subsidiary Carpets N’ More (“Carpets”) for fiscal 2015. Representatives from PBMares and McGladrey are not expected to be present at the Annual Meeting.

In 2015, the Board conducted a comprehensive, competitive process to determine the independent registered public accounting firm for the Company and its subsidiaries for the remainder of fiscal 2015. As a result of this process, effective October 30, 2015, MHM was appointed as the independent registered public accounting firm for the Company and its subsidiaries and issued audit opinions on the consolidated financial statements of the Company and its subsidiaries for the years ended September 30, 2015 and 2014. PBMares and McGladrey did not issue audit opinions for the year ended September 30, 2015. PBMares and McGladrey’s reports on our subsidiaries’ financial statements for the fiscal year ended September 30, 2014 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2016 and 2015, there were no (i) disagreements, as defined in Item 304(a)(1)(v) of Regulation S-K, between the Company and MHM, PBMares or McGladrey, as applicable, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, any of which that, if not resolved to MHM’s, PBMares’s or McGladrey’s satisfaction, as applicable, would have caused MHM, PBMares or McGladrey to make reference to the subject matter of any such disagreement in connection with its reports for such year and (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended September 30, 2016, the Company did not consult with MHM regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended September 30, 2016 and 2015 by MHM. As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, by MHM is compatible with maintaining the auditor’s independence.

	2016	2015
Audit Fees (1)	$671,000	$550,000

Audit-Related Fees (2)	$125,000	$0

Tax Fees	$0	$0

All Other Fees	$0	$0

Total Fees	$796,000	$550,000

(1)

Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements, including post-effective amendments to previously filed registration statements.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended September 30, 2016 and 2015 by PBMares and McGladrey.

	2016	2015
Audit Fees	$0	$0

Audit-Related Fees (1)	$0	$88,861

Tax Fees (2)	$106,640	$44,010

All Other Fees	$0	$0

Total Fees	$106,640	$132,871

(1)	Consist of fees related to preparation of financial statements.
(2)	Consist of fees related to tax preparation and consulting advice.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”).  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Firm.  Pre-approval is detailed as to the particular service to category of services and is generally subject to a specific budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In assessing request for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

Our Audit Committee was established by written consent of the Board on November 25, 2015. As such, all fees identified above under the captions “Audit Fees” and “Audit-Related Fees” that were billed by PBMares and McGladrey were approved by the Board. All audit fees, including audit fees associated with the audit by MHM of the Company’s consolidated financial statements for the years ended September 30, 2015 and 2014, and audit-related fees that were billed by MHM were approved by the Audit Committee in accordance with SEC requirements.

Required Vote

The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present, either in person or by proxy, is required to approve Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” the ratification of the appointment of MAYER HOFFMAN MCCANN P.C. as the independent registered public accounting firm for the COMPANY AND ITS SUBSIDIARIES for the fiscal year ending September 30, 2017.

EXECUTIVE COMPENSATION

Named Executive Officers and Other Key Employees

The following table sets forth the name and position of our named executive officers and other key employees for the fiscal year ended September 30, 2016.

Name	Principal Position

Named Executive Officers
Jess M. Ravich	Executive Chairman

Anna Van Buren	President and Chief Executive Officer, Faneuil

Marc Reisch	Chairman, Phoenix

Other Key Employees
Steve Chesin	President and Chief Executive Officer, Carpets

T. Robert Christ	Chief Financial Officer

The information provided below is biographical information about each other key employee. For information concerning our named executive officers, see “Information Regarding Directors” above.

Steve Chesin. Mr. Chesin has served as the Chief Executive Officer of Carpets since August 2007. From 2002 to 2007, Mr. Chesin served as the Executive Vice President of Carpets. From 1995 to 2001, Mr. Chesin served as the Senior Vice President and the Chief Operating Officer of Carpet Barn Inc., a subsidiary of Nations Flooring Inc. Mr. Chesin attended University of Nevada, Las Vegas.

T. Robert Christ. Mr. Christ has served as the Chief Financial Officer and Corporate Secretary of the Company since July 2008. Mr. Christ also serves as Executive Vice President for Aristotle International Inc., a political software company and age and identity verification company (“Aristotle”). Mr. Christ was previously Chief Financial Officer for Electronic Recyclers International, Inc., a nationwide recycler of e-waste. From 1999 to 2006, Mr. Christ served as Chief Operating Officer and Chief Financial Officer for Aristotle. From 1997 to 1999, Mr. Christ served as Chief Financial Officer for Pulsar Data Systems, a government contractor that merged with Litronic Inc. and went public in 1999. From 1994 to 1997, Mr. Christ served as controller for the Centech Group Inc., a government contractor, and from 1991 to 1993, Mr. Christ held various positions with Rubino and McGeehin, Chtd. a public accounting firm. Mr. Christ holds a B.B.A. degree in Accounting from James Madison University and passed the C.P.A. exam in 1991.

Each executive officer is chosen by the Board and holds office until a successor has been elected and qualified or until such officer’s earlier death, resignation or removal.

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by the Company to the named executive officers and other key employees for services rendered during the last two fiscal years ended September 30, 2016 and 2015. No other executive officers received total annual compensation exceeding $100,000 during such fiscal years.

Name and Principal Position	Year Ended September 30,	Salary ($)	Bonus ($)	Stock Awards (10) ($)	Option(11) Awards ($)		Non-equity Incentive Plan Compensation ($)		All other Compensation ($)		Total ($)

Named Executive Officers
Jess Ravich	2016	125,000	-	100,000(1)	-		-		-		225,000
Executive Chairman	2015	125,000	-	-	664,650(2)		-		35,000	(3)	824,650

Anna Van Buren	2016	520,000	-	-	-		628,737	(4)	30,413	(5)	1,179,150
President and Chief Executive Officer, Faneuil	2015	520,000	-	-	-		1,197,394	(4)	65,463	(6)	1,782,857

Marc Reisch	2016	200,000	-	-	-		92,996	(7)	-		311,746
Chairman, Phoenix	2015	25,000	-	-	760,250	(8)	-		-		804,000

Other Key Employees
Steve Chesin	2016	300,000	-	-	-		-		-		300,000
President and Chief Executive Officer, Carpets	2015	300,000	-	-	-		-		-		300,000

T. Robert Christ	2016	210,000	25,000	-	-		-		-		235,000
Chief Financial Officer	2015	202,500	25,000	-	94,950	(9)	-		-		322,450

(1)	Represents fully vested restricted stock units earned as ALJ’s Executive Chairman.

(2)

Consists of options to purchase 350,000 shares of ALJ’s common stock at an exercise price of $4.00 per share.  Options were vested in full and exercisable upon the grant date and expire on August 3, 2022.

(3)	Represents cash fees received as a member of ALJ’s Board.

(4)	Represents an annual bonus amount equal to ten percent (10%) of the Company’s defined EBITDA, before any bonus amount owed to Ms. Van Buren, in excess of $5,000,000.
(5)	Represents health care insurance premiums.

(6)	Includes $30,463 in health care insurance premiums and $35,000 in cash compensation received as a member of ALJ’s Board.

(7)

Represents an annual bonus amount equal to five percent (5%) of Phoenix’s defined EBITDA, before any bonus amount owed to Mr. Reisch and the Chief Operating Officer of Phoenix, in excess of $20,000,000.

(8)

Consists of options to purchase 250,000 shares of ALJ’s common stock at an exercise price of $4.27 per share.  Options vest in three equal annual installments on October 1, 2016, October 1, 2017 and October 1, 2018 and expire on August 13, 2025.

(9)	Consists of options to purchase 50,000 shares of ALJ common stock at an exercise price of $4.00 per share. Options were vested in full and exercisable upon the grant date and expire on August 3, 2022.

(10)

This column represents the aggregate grant date fair value of restricted stock units calculated in accordance with ASC Topic 718.  Assumptions used in the calculation of this amount are included in Note 2, Summary of Significant Accounting Policies, of the Consolidated Financial Statements in “Part IV, Item 15. Exhibits, Financial Statement Schedules” included in our Annual Report.

(11)

This column represents the aggregate grant date fair value of option awards calculated in accordance with ASC Topic 718.  Assumptions used in the calculation of this amount are included in Note 2, Summary of

Significant Accounting Policies, of the Consolidated Financial Statements in “Part IV, Item 15. Exhibits, Financial Statement Schedules” included in our Annual Report.

Employment Arrangements with Named Executive Officers and Other Key Employees

Named Executive Officers

Jess M. Ravich. Mr. Ravich has served as our Executive Chairman since February 2013.  In December 2015, the Board reviewed and reconsidered the compensation for our Executive Chairman and approved an executive chairman compensation package comprised of (i) an annual retainer of $125,000 in cash and (ii) an annual grant of restricted stock units with a value of $100,000.  Following the adoption of this policy, Mr. Ravich will only receive compensation as our Executive Chairman and will no longer receive additional compensation for his services as our director.

During the fiscal year ended September 30, 2016, Mr. Ravich received $125,000 in compensation and 21,645 shares of restricted common stock valued at $100,000, as compensation for his services as our Executive Chairman.  During the fiscal year ended September 30, 2015, Mr. Ravich received $125,000 in compensation for his services as our Executive Chairman and options to purchase 350,000 shares of our common stock at an exercise price of $4.00 per share, which were fully vested upon grant and expire on August 3, 2022, as compensation for the additional services that he performed in connection with our acquisition of Phoenix.  Mr. Ravich received $35,000 as director compensation for the fiscal year ended September 30, 2015, of which all was paid in cash.

Anna Van Buren. During October 2013, concurrent with ALJ’s acquisition of Faneuil, Faneuil entered into an employment agreement with Ms. Van Buren through December 31, 2018. Pursuant to her employment agreement, Ms. Van Buren receives an annual salary of $520,000 and is eligible to earn an annual bonus equal to ten percent (10%) of Faneuil’s defined EBITDA, before any bonus amount owed to Ms. Van Buren, in excess of $5,000,000. If Ms. Van Buren’s employment is terminated without cause or by Ms. Van Buren for good reason, Ms. Van Buren will be eligible to receive: (i) her base salary for the greater of one year or one-half of the remaining term of the employment agreement, and (ii) the full annual bonus for the year in which such termination occurs if Ms. Van Buren would have been otherwise entitled to the bonus for such year had she still been employed when such bonus would have been paid.

Marc Reisch. During August 2015, concurrent with ALJ’s acquisition of Phoenix, ALJ entered into an employment agreement with Mr. Reisch through December 31, 2018. Pursuant to his employment agreement, Mr. Reisch receives an annual salary of $200,000 and is eligible to earn an annual bonus equal to five percent (5%) of the defined EBITDA of Phoenix in excess of $20,000,000, before any bonus amount owed to Mr. Reisch and the Chief Operating Officer of Phoenix.  In connection with ALJ’s acquisition of Phoenix, ALJ granted Mr. Reisch an option to purchase 250,000 shares of ALJ’s common stock at an exercise price of $4.27 per share. The option vests in three equal annual installments on October 1, 2016, 2017 and 2018, subject to Mr. Reisch’s continued service with Phoenix.  Mr. Reisch’s option will automatically vest in full and become exercisable upon a change of control of ALJ or Phoenix,  or in the event Mr. Reisch’s employment is terminated by Phoenix without cause or he resigns for good reason. The option expires on August 13, 2025. If Mr. Reisch’s employment is terminated without cause or by Mr. Reisch for good reason, Mr. Reisch will be eligible to receive (i): his base salary for the greater of one year or one-half of the remaining term of the employment agreement, (ii) the full annual bonus for the year in which such termination occurs, if Mr. Reisch would have been otherwise entitled to a bonus for such year had he still been employed, and (iii) the full annual bonus for the year prior to the year in which Mr. Reisch is so terminated, if at the time of termination Mr. Reisch has otherwise earned a full annual bonus for such prior year and has not yet been paid such bonus due to such termination.

Other Key Employees

Steve Chesin. During April 2014, concurrent with ALJ’s acquisition of Carpets, Carpets entered into an employment agreement with Mr. Chesin through December 31, 2017. Pursuant to his employment agreement, Mr. Chesin receives an annual salary of $300,000 and is eligible to earn an annual bonus at the discretion of the board of directors of Carpets.  If Mr. Chesin’s employment is terminated without cause or by Mr. Chesin for good reason, Mr. Chesin will be eligible to receive his base salary for the greater of (i) one-half of the remaining term of the employment agreement, or (ii) six months plus an additional $3,000 per month for each month in the six-month period.

T. Robert Christ. Mr. Christ has served as our Chief Financial Officer since July 2008.  For the fiscal year ended September 30, 2016 and for the nine months ended September 30, 2015, Mr. Christ received a salary of $17,500 per month from ALJ and its subsidiaries. For the three months ended December 31, 2014, Mr. Christ received a salary of $15,000 per month from ALJ and its subsidiaries. During the fiscal year ended September 30, 2015, Mr. Christ received options to purchase 50,000 shares of common stock at an exercise price of $4.00 per share, which were fully vested upon grant and expire on August 3, 2022.  Mr. Christ received a $25,000 bonus for both the fiscal years ended September 30, 2016 and 2015.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table sets forth certain information regarding outstanding equity awards as of September 30, 2016 by the named executive officers and other key employees.

Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Total Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
Named Executive Officer:
Jess M. Ravich, Executive Chairman	8/27/2013	1,000,000	—		1,000,000	$1.00	10/18/2020
	8/3/2015	350,000	—		350,000	$4.00	8/3/2022
Marc Reisch, Chairman, Phoenix	8/14/2015	—	250,000	(1)	250,000	$4.27	8/13/2025

Other Key Employees:
T. Robert Christ, CFO	6/20/2008	200,000	—		200,000	$0.59	6/20/2018
	12/19/2013	94,074	5,926	(2)	100,000	$1.60	12/19/2023
	8/3/2015	50,000	—		50,000	$4.00	8/3/2022

(1)	The stock options vest in three equal annual installments on October 1, 2016, October 1, 2017 and October 1, 2018.

(2)	The stock options vest in equal annual installments over a three-year period.

Compensation Committee Report

The Compensation, Nominating and Corporate Governance Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation, Nominating and Corporate Governance recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders.

Respectfully submitted,

Members of the Compensation, Nominating and Corporate Governance Committee

Michael Borofsky (Chair)

Hal G. Byer

Margarita Paláu-Hernández

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each of the Company’s current executive officers and (iv) all directors and executive officers as a group. As of the Record Date, the Company had 36,041,308 shares of common stock issued and outstanding, which was the only class of voting securities outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Executive Officers and Directors
Jess M. Ravich, Executive Chairman 149 S. Barrington Avenue, #828 Los Angeles, CA 90049	13,861,236 (2)	37.07%

Anna Van Buren, Director c/o Faneuil, Inc. 2 Eaton Street, Suite 1002 Hampton, VA 23669	1,515,021	4.20%

John Scheel, Director 3526 Odom Drive New Port Richey, FL 34652	827,382	2.30%

Robert Scott Fritz, Director 505 Belmar Blvd. Suite C4 Wall Township, NJ 07727	621,863 (3)	1.73%

Marc Reisch, Director c/o Phoenix Color Corp. 16th Floor, 350 7th Ave New York, NY 10001	583,333 (4)	1.61%

Hal G. Byer, Director c/o Houlihan Lokey 10250 Constellation Blvd, 5th Floor Los Angeles, CA 90067	152,672 (5)	*%

Rae G. Ravich, Director 32 East 57th Street, 12th Floor New York, NY 10022	116,169 (6)	*%

Margarita Paláu-Hernández, Director 300 North San Rafael Avenue Pasadena, CA 91105	56,494 (7)	*%

Michael C. Borofsky, Director c/o MacAndrews and Forbes 35 East 62nd Street	16,169	*%
New York, NY 10065

Other Key Employees

T. Robert Christ, Chief Financial Officer P.O. Box 99418 San Diego, CA 92169	363,300 (8)	1.00%

Steve Chesin, Chief Executive Officer, Carpets c/o Carpets N’ More 4580 West Teco Avenue Las Vegas, NV 89118	150,000	*%

All current directors and executive officers as a group	18,263,639 (9)	47.82%

5% Stockholders

Harland Clarke Holdings Corp. 10931 Laureate Drive San Antonio, Texas 78249	3,000,000	8.32%

* Denotes holders of less than 1%.

(1) Consistent with regulations of the SEC, shares of common stock issuable upon exercise of derivative securities by their terms exercisable within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to the knowledge of the Company, the persons and entities named in this table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 4,853,804 shares held by the Exemption Trust under the Ravich Revocable Trust of 1989 and 1,350,000 shares issuable upon exercise of currently vested options.

(3) Includes 431,088 shares held by The Ravich Children Permanent Trust, for which Mr. Fritz is the sole trustee. Mr. Fritz disclaims all economic ownership of such shares.

(4) Includes 83,333 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.

(5) Includes 134,000 shares issuable upon exercise of currently vested options and 10,014 restricted shares held by the Hal Byer and Marihelene Byer Revocable Trust.

(6) Includes 100,000 shares issuable upon exercise of currently vested options.

(7) Includes 50,000 shares of common stock held by the Hernandez Family Trust, dated February 11, 1993.

(8) Includes 350,000 shares issuable upon exercise of currently vested options.

(9) Includes 2,017,333 shares issuable upon exercise of currently vested options.

Equity Compensation Plan Information

On July 11, 2016, ALJ shareholders approved ALJ’s Omnibus Equity Incentive Plan (the “2016 Plan”), which allows ALJ and its subsidiaries to grant securities of ALJ to officers, employees, directors or consultants.  ALJ believes that equity-based compensation is fundamental to attracting, motivating and retaining highly qualified dedicated employees who have the skills and experience required to achieve business goals.  Further, ALJ believes the 2016 Plan aligns the compensation of directors, officers and employees with shareholder interests.

The 2016 Plan is administered by the Compensation, Nominating and Corporate Governance Committee.  The maximum aggregate number of shares of common stock that may be granted under the 2016 Plan is 2,000,000.  The 2016 Plan generally provides for the grant of qualified or nonqualified stock options, restricted stock and restricted stock units, unrestricted stock, stock appreciation rights, performance awards and other awards.  The Compensation, Nominating, and Corporate Governance Committee has full discretion to set the vesting criteria of any award under the 2016 Plan.  The exercise price of a stock option may not be less than 100% of the fair market value of ALJ’s common stock on the date of grant.  The 2016 Plan prohibits the repricing of outstanding stock options without prior shareholder approval. The term of stock options granted under the 2016 Plan may not exceed ten years.  Awards are subject to accelerated vesting upon a change in control in the event the acquiring company does not assume the awards.

The Board may amend, alter, or discontinue the 2016 Plan, but must obtain shareholder approval of any amendment as required by applicable law or stock exchange listing requirements.

The following table sets forth certain information concerning shares of our common stock authorized for issuance under the Company’s existing equity compensation plans as of September 30, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	$—	2,000,000
Equity compensation plans not approved by security holders (1)	2,284,000	2.15	—
Total	2,284,000	$2.15	2,000,000

(1) Represents stock options not granted under an ALJ stockholder approved plan.  The options were granted to senior management and Board members.  The options were granted with different vesting terms but will expire no later than 10 years from the date of grant.

Certain Relationships and Related Transactions

Harland Clarke Holdings Corp. (“Harland Clarke”), a stockholder who owns ALJ shares in excess of five percent, is a counterparty to Faneuil in two contracts. One contract provides call center services to support Harland Clarke’s banking-related products and renews annually every April. The other contract provides managed print services and concludes September 30, 2018. Faneuil recognized revenue from Harland Clarke totaling $1,331,000 and $2,567,000 for the fiscal years ended September 30, 2016 and 2015, respectively. The associated cost of revenue was $1,268,000 and $2,432,000 for the fiscal years ended September 30, 2016 and 2015, respectively. All revenue from Harland Clarke contained similar terms and conditions as for other transactions of this nature entered into by ALJ.  Total accounts receivable from Harland Clarke were $176,000 and $368,000 at September 30, 2016 and 2015, respectively.

On April 21, 2016, the Company entered into a Trade Procedures Letter Agreement, pursuant to which IsZo Capital Management LP (“IsZo”), a stockholder who owned in excess of 5% of ALJ’s total outstanding shares, sold an aggregate of 2,000,000 shares back to the Company, to Jess M. Ravich, Marc Reisch, John Scheel and Margarita Paláu-Hernández, each a director of the Company, and to certain other parties (the “IsZo Sale”). Pursuant to the IsZo Sale, IsZo received gross proceeds of $7,780,000, the Company repurchased 500,000 shares for an aggregate consideration of $1,945,000, Mr. Ravich acquired 350,000 shares for an aggregate consideration of $1,361,500, Mr. Reisch acquired 100,000 shares for an aggregate consideration of $389,000, Mr. Scheel acquired 50,000 shares for an aggregate consideration of $194,500 and Ms. Paláu-Hernández acquired 50,000 shares for an aggregate consideration of $194,500.

The Board approved the payment to Jess M. Ravich, our Executive Chairman, of his salary in a lump sum payment of $125,000 beginning in 2015. As of September 30, 2015, the Company had recorded a prepaid expense of $31,250 related to this transaction.

The Company entered into an employment agreement with Mr. Reisch on August 14, 2015, providing for Mr. Reisch’s employment as Chairman of Phoenix Color Corp. through December 31, 2018 unless terminated earlier by the Company or Mr. Reisch. Mr. Reisch is to be paid a $200,000 annual base salary and is eligible for an annual bonus equal to 5% of the excess of EBITDA over $20,000,000. On August 14, 2015, Mr. Reisch was granted a stock option covering 250,000 shares of the Company’s common stock with an exercise price of $4.27 per share vesting in three equal annual installments on October 1 of each of 2016, 2017, and 2018, subject to continued service; provided, however, vesting accelerates upon certain involuntary terminations. The option expires on August 13, 2025. Mr. Reisch is eligible to receive additional option grants, each such grant covering 100,000 shares of the Company’s common stock and vesting over four years, for each subsequent Company acquisition approved by the Company’s Board if the Board determines the acquisition was the direct result of the actions of Mr. Reisch. Mr. Reisch’s employment agreement provides for severance pay in connection with certain involuntary terminations consisting of base salary for the greater of (1) half the remaining term, and (2) 12 months, continuation of health benefits for the same duration, his annual bonus for the year of termination to the extent a bonus is otherwise earned, and his prior year earned annual bonus, if any, to the extent still unpaid.

On August 14, 2015, the Board granted options to purchase 100,000 shares of our common stock to Kevin Hayden, Phoenix’s Chief Operating Officer. The exercise price for such option is $4.27 vesting in three equal annual installments on October 1 of each of 2016, 2017, and 2018, subject to continued service; provided, however, vesting accelerates upon certain involuntary terminations. The option expires on August 13, 2025.

On August 3, 2015, the Board granted fully vested options to purchase 350,000, 100,000 and 50,000 shares of our common stock to Jess M. Ravich, our Executive Chairman, Rae G. Ravich, a Director, and Rob Christ, our Chief Financial Officer in consideration of their efforts related to the Phoenix acquisition. The exercise price for such option is $4.00 and expires on August 3, 2022.

On July 10, 2015, Anna Van Buren, the Chief Executive Officer of Faneuil, and Tarsha Leherr, the Vice President of Operations of Faneuil, exchanged their 32,857 and 3,286 shares of common stock of Faneuil, respectively, for 1,500,000 shares and 150,000 shares of common stock of ALJ, respectively, using an exchange ratio of 45.65 shares of ALJ common stock for each share of Faneuil common stock. The Company evaluated the terms of the shares exchange and estimated the fair value of the ALJ shares exchanged for the equity of Faneuil and Carpets and recorded stock based compensation expense of approximately $200,000. Ms. Van Buren forfeited 60,000 stock options as a result of this transaction.

On July 10, 2015, Steve Chesin, the Chief Executive Officer of Carpets, exchanged his 750,000 Class B Preferred Units with a preference amount equal to $750,000, 75,000 Common Units and 40,000 Equity Award Units of Carpets for 150,000 shares of common stock of ALJ.

On July 10, 2015, Marc Reisch and Kevin Hayden purchased 400,000 and 50,000 shares of common stock of ALJ in a private placement for an aggregate consideration of $1,520,000 and $190,000, respectively.

On July 10, 2015, concurrently with Marc Reisch and Kevin Hayden’s purchase of 400,000 shares and 50,000 shares, respectively, of common stock of ALJ in a private placement, the Company entered into a Full Recourse Promissory Note with each of Marc Reisch and Kevin Hayden. Pursuant to the Full Recourse Promissory Notes, the Company extended to Mr. Reisch credit in the principal amount of $1,520,000 and to Mr. Hayden credit in the principal amount of $190,000. Mr. Reisch and Mr. Hayden promised to pay their respective principal amounts, plus accrued interest at 0.48%, upon the earliest to occur of: (i) the closing of the Phoenix acquisition, (ii)

July 10, 2016, (iii) the sale, conveyance, alienation or other transfer of the shares without the consent of the Company, (iv) the day prior to the date that the Company determined, in its sole discretion, that the loan evidenced by the Full Recourse Promissory Note would be deemed a prohibited extension or maintenance of credit by the Company under Section 402 of the Sarbanes-Oxley Act of 2002 or any other applicable law or (v) such earlier date as may be required by the Company upon acceleration of the Full Recourse Promissory Note. Upon the closing of the Phoenix acquisition, both Full Recourse Promissory Notes were repaid in full.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.  Based upon a review of those forms and representations regarding the need for filing Forms 5, we believe that each of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors and executive officers.

OTHER MATTERS

If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

All stockholders are urged to vote by following the instructions included in this Proxy Statement or the Notice of Internet Availability.

June 27, 2017

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect Hal G. Byer, Rae G. Ravich and Margarita Paláu-Hernández, each as a Class II director, to hold office until the Company’s 2020 Annual Meeting of Stockholders or until their respective successors are elected and duly qualified, or until their respective earlier resignation or removal. O Hal G. Byer Class II director O Rae G. Ravich Class II director O Margarita Paláu-Hernández Class II director II 2. To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. 3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposal 2. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ALJ REGIONAL HOLDINGS, INC. August 11, 2017 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20330000000000001000 8 081117 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/10808/ MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN 0

14475 ALJ REGIONAL HOLDINGS, INC. Proxy for Annual Meeting of Stockholders on August 11, 2017 This Proxy is Solicited on Behalf of the BOARD OF DIRECTORS As an alternative to completing this form, you may enter your voting instructions by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Jess M. Ravich, Executive Chairman, with full power of substitution, as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of ALJ Regional Holdings, Inc., to be held on August 11, 2017 at 10:00 a.m. Eastern Time at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1